UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 19, 2010

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 4, and 6 through 8 are not applicable and are therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Urologix, Inc. (the “Company”) hereby furnishes a press release, issued on August 24, 2010, disclosing material non-public information regarding its results of operations for the quarter and fiscal year ended June 30, 2010. Also furnished with this Form 8-K as Exhibit 99.2 are certain remarks of Brian J. Smrdel, the Company’s Chief Financial Officer, and Gregory J. Fluet, the Company’s Chief Operating Officer, made at a related telephone conference held on August 24, 2010.

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On August 19, 2010, the Company received a letter from The NASDAQ Stock Market stating that the bid price of the Company’s common stock was below $1.00 per share for 30 consecutive business days and that the Company was therefore not in compliance with Listing Rule 5550(a)(2) requiring a minimum bid price of $1.00 per share.

Under the Listing Rules, the Company has 180 days, or until February 15, 2011, to regain compliance with the minimum bid price requirement for continued listing. In order to achieve compliance with the bid price requirement, the Company’s common stock must maintain a closing $1.00 bid price for a minimum of 10 consecutive business days during the compliance period.

As described below, the Company has cured its non-compliance with the Listing Rules relating to Audit Committee composition and Board independence that were previously described in its Current Report on Form 8-K dated June 30, 2010.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

FY 2011 Base Salaries

On August 4, 2010, the Compensation Committee of the Board of Directors of the Company recommended, and the Board of Directors approved, base salaries for the Company’s executive officers: Stryker Warren, Jr., Chief Executive Officer; Gregory J. Fluet, Chief Operating Officer; and Brian J. Smrdel, Chief Financial Officer (the “Executives”).

The annual base salary of Mr. Warren in fiscal year 2011 will be $272,000. Mr. Warren’s base salary for fiscal year 2010 was also $272,000, which reflected a recommendation by Mr. Warren that his base salary be reduced from $300,000 in fiscal year 2009. Mr. Warren renewed this recommendation with respect to his fiscal year 2011 base salary and the Compensation Committee and Board of Directors again accepted his recommendation. The annual base salary of Mr. Fluet in fiscal year 2011 will be $157,500, an increase of 5% from his fiscal year 2010 base salary of $150,000. The annual base salary of Mr. Smrdel will remain at $135,000 in fiscal year 2011, the same annual base salary established by the Compensation Committee when Mr. Smrdel was appointed as the Company’s Chief Financial Officer on May 20, 2010.

2011 Cash Incentive Plan

On August 19, 2010, the Compensation Committee recommended, and the Board of Directors adopted, the 2011 cash incentive plan (the “Incentive Plan”) and the performance goals under the Incentive Plan for the Executives. The Committee retains the discretion to modify the terms of the Incentive Plan and to grant cash bonuses or other compensation to the Executives outside the Incentive Plan.

The performance goals under the Incentive Plan consist of the Company’s revenue for fiscal year 2011, its cash balance at the end of fiscal year 2011 and strategic goals for fiscal year 2011. For each of the Executives, the measures are weighted 60% to the revenue goal, 20% to the cash balance goal and 20% to one or more strategic goals. The Compensation Committee also established minimum, target and maximum performance goals relating to revenue in fiscal year 2011, target and maximum goals relating to cash balance at the end of fiscal year 2011, and approved strategic goals.

The cash bonus amount relating to the achievement of revenue for fiscal year 2011 will be adjusted if the Company’s financial performance either exceeds the target level, up to a 100% increase at the maximum level of achievement of revenue for fiscal year 2011 and up to a 20% increase at the maximum level of achievement of cash balance at the end of fiscal year 2011. Under the Incentive Plan, achievement of the revenue goal at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goal, at which point the participant is entitled to no bonus with respect to that measure. For the cash balance performance goal, the target amount is also the minimum amount of achievement that will result in any bonus relating to this measure. A strategic goal for an Executive must be met in full in order for the Executive to receive any payout relating to that strategic goal. Payouts of the cash bonus will be made following the Compensation Committee’s determinations at the end of the fiscal year to those Executives who continue to be employed as of the end of the fiscal year.

The following table shows the bonus that may be earned under the Incentive Plan by the Executives as a percentage of each of their respective annual base salaries at the target and maximum level, with both target and maximum performance reflecting achievement of fiscal year 2011 strategic goals.

	2011 Incentive Plan
Name of Executive	% of Salary For FY 2011 Performance at Incentive Plan Target	% of Salary For FY 2011 Performance at Incentive Plan Maximum
Stryker Warren, Jr.	40.0%	65.6%

Gregory J. Fluet	30.0%	49.2%

Brian J. Smrdel	30.0%	49.2%

If the Company achieved the minimum/target cash balance goal at the end of fiscal year 2011 and the Executives achieved their respective strategic goals, Messrs. Warren, Fluet and Smrdel would earn a cash bonus of 16.0%, 12.0% and 12.0% of his annual base salary, respectively.

Director Compensation

On August 19, 2010, the Compensation Committee recommended, and the Board of Directors approved, an award of restricted stock to each non-employee director serving as a member of the Company’s Board of Directors immediately following the 2010 Annual Meeting of Shareholders (the “Annual Meeting”), with the number of shares of restricted stock equal to $12,500 divided by the closing price of the Company’s common stock on the date of the Annual Meeting, rounded up to the next whole share.

The restricted stock award will be granted under the Company’s Amended and Restated 1991 Stock Option Plan, as amended, and granted on the date of the Annual Meeting. The restrictions on the restricted stock will lapse on the first business day immediately prior to the date of the Company’s 2011 Annual Meeting of Shareholders if the director is serving as a director as of such date. The restricted stock award will be in addition to the automatic stock option grant under the Company’s Amended and Restated 1991 Stock Option Plan, as amended.

Director Committee Assignments

On August 19, 2010, the Governance/Nominating Committee recommended the appointment of and the Board of Directors appointed Patrick D. Spangler to the Audit Committee and Christopher R. Barys to the Compensation Committee of the Board of Directors.

As a result of the appointment of Mr. Spangler to the Audit Committee, the Company’s Audit Committee consists of a minimum of three members as required by Listing Rule 5605(c)(2)(A). Accordingly, the Company believes it has cured its non-compliance with the Listing Rules relating to Audit Committee composition and Board independence that were previously described in its Current Report on Form 8-K dated June 30, 2010.

2010 Annual Meeting of Shareholders Nominees

On August 24, 2010, Guy C. Jackson informed the Company that he will not stand for re-election at the 2010 Annual Meeting of Shareholders. Mr. Jackson’s decision not to stand for re-election was unrelated to any disagreement regarding the Company’s operations, policies or practices.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release issued on August 24, 2010.

99.2	Certain remarks of Brian J. Smrdel and Gregory J. Fluet at a teleconference held on August 24, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Stryker Warren, Jr.
Stryker Warren, Jr.
Chief Executive Officer

Date: August 25, 2010